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Exhibit 5.7

CONSENT

        The undersigned hereby consents to the references to (1) the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by Yamana Gold Inc. under the United States Securities Act of 1933, as amended, in connection with the report entitled "Chapada Copper-Gold Project, Goias State, Brazil—Technical Report pursuant to National Instrument 43-101 of the Canadian Securities Administrators" dated August 2004; (2) the report entitled "Sao Francisco Technical Report for an Open Pit Gravity Concentration and Heap Leach Project in Brazil" dated November 2004; (3) the report entitled "Sao Vicente Gold Project, Mato Grasso State, Brazil—Technical Report pursuant to National Instrument 43-101 of the Canadian Securities Administrators" dated June 2005; and (4) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: July 19, 2007

/s/ MICHAEL HESTER
Michael Hester

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Exhibit 5.7